Free Writing Prospectus (To the Prospectus dated August 27, 2008, and the Prospectus Supplement dated August 27, 2008)	Filed Pursuant to Rule 433 Registration No. 333-145845 January 16, 2009

BARCLAYS BANK PLC

Barclays Reverse Convertible NotesSM	All Asset Classes and Structures Under One RoofSM

Terms used in this free writing prospectus are described or defined in the prospectus supplement. The reverse convertible notes (the “Notes”) offered will have the terms described in the prospectus supplement and the prospectus, as supplemented by this free writing prospectus. THE NOTES DO NOT GUARANTEE ANY RETURN OF PRINCIPAL AT MATURITY.

Each reference asset below is in the form of a linked share and represents a separate Note offering. The purchaser of a Note will acquire a security linked to a single linked share (not a basket or index of linked shares). The following terms relate to each separate Note offering:

•	Issuer: Barclays Bank PLC (Rated AA-/Aa1)‡

•	Issue date: January 30, 2009

•	Initial valuation date: January 27, 2009

•	Final valuation date: July 27, 2009

•	Maturity date: July 30, 2009

•	Initial price: Closing price of the linked share on the initial valuation date.

•	Final price: Closing price of the linked share on the final valuation date.

•	Protection price: The protection level multiplied by the initial price.
•	Interest payment dates: Paid monthly in arrears on the same day of the month as the issue date and calculated on a 30/360 basis, commencing on the month following the issue date.

•	Initial public offering price: 100%

•	Tax allocation of coupon rate:

Deposit income*: TBD

Put premium: The coupon rate minus the deposit income.

‡

The Notes are expected to carry the same rating as the Medium-Term Notes Program, Series A, which is rated AA- by Standard & Poor’s, a division of the McGraw-Hill Companies, Inc., and will be rated Aa1 by Moody’s Investor Services, Inc. The rating is subject to downward revision, suspension or withdrawal at any time by the assigning rating organization. The rating (1) does not take into account market risk or the performance-related risks of the investment (including, without limitation, the risks associated with the potential negative performance of any reference asset to which the Notes are linked) and (2) is not a recommendation to buy, sell or hold securities.

The following terms relate to the specific Note offering for each respective linked share:

Linked Share	Initial Share Price	Ticker Symbol	Principal Amount	Coupon Rate*	Protection Level	Percentage Proceeds to Issuer	Aggregate Proceeds to Issuer	Percentage Discount or Commission**	Aggregate Discount or Commission	Note Issuance#	CUSIP/ISIN
The Boeing Company	TBD	BA	TBD	11.000%	70.0%	TBD	TBD	TBD	TBD	E-2961	06738QG36/ US06738QG366
Bed Bath & Beyond, Inc.	TBD	BBBY	TBD	11.000%	65.0%	TBD	TBD	TBD	TBD	E-2962	06738QG44/ US06738QG440
Cisco Systems, Inc.	TBD	CSCO	TBD	11.000%	65.0%	TBD	TBD	TBD	TBD	E-2963	06738QG51/ US06738QG515
Deere & Company	TBD	DE	TBD	15.300%	60.0%	TBD	TBD	TBD	TBD	E-2964	06738QG69/ US06738QG697
Dell Inc.	TBD	DELL	TBD	11.750%	60.0%	TBD	TBD	TBD	TBD	E-2965	06738QG77/ US06738QG770
Devon Energy Corporation	TBD	DVN	TBD	14.750%	60.0%	TBD	TBD	TBD	TBD	E-2966	06738QG85/ US06738QG853
Halliburton Company	TBD	HAL	TBD	13.500%	60.0%	TBD	TBD	TBD	TBD	E-2967	06738QG93/ US06738QG937
JPMorgan Chase & Co.	TBD	JPM	TBD	19.250%	55.0%	TBD	TBD	TBD	TBD	E-2968	06738QH27/ US06738QH273
Life Technologies Corporation	TBD	LIFE	TBD	11.500%	65.0%	TBD	TBD	TBD	TBD	E-2969	06738QH35/ US06738QH356
Noble Energy, Inc.	TBD	NE	TBD	18.250%	60.0%	TBD	TBD	TBD	TBD	E-2970	06738QH43/ US06738QH430
Sunoco, Inc.	TBD	SUN	TBD	17.750%	60.0%	TBD	TBD	TBD	TBD	E-2972	06738QH68/ US06738QH687
Exxon Mobil Corporation	TBD	XOM	TBD	11.000%	70.0%	TBD	TBD	TBD	TBD	E-2973	06738QH76/ US06738QH760
XTO ENERGY INC	TBD	XTO	TBD	15.900%	55.0%	TBD	TBD	TBD	TBD	E-2974	06738QH84/ US06738QH844

*	Annualized Rate
**	The Notes will be sold to certain brokers or dealers at a discount from the initial public offering price of up to the percentage amount set forth here. Accordingly, the percentage amount proceeds to Issuer listed herein is the minimum percentage of the principal amount that Issuer receives.

See “Risk Factors” in this free writing prospectus and beginning on page S-3 of the prospectus supplement for a description of risks relating to an investment in the Notes.

The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Notes constitute our direct, unconditional, unsecured and unsubordinated obligations and are not deposit liabilities of Barclays Bank PLC and are not insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus dated August 27, 2008, the prospectus supplement dated August 27, 2008, and other documents Barclays Bank PLC has filed with the SEC for more complete information about Barclays Bank PLC and this offering. Buyers should rely upon the prospectus, prospectus supplement and any relevant free writing prospectus or pricing supplement for complete details. You may get these documents and other documents Barclays Bank PLC has filed for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC or any agent or dealer participating in this offering will arrange to send you the prospectus, prospectus supplement and final pricing supplement (when completed) and this free writing prospectus if you request it by calling your Barclays Bank PLC sales representative, such dealer or 1-888-227-2275 (Extension 1101). A copy of the prospectus may be obtained from Barclays Capital, 200 Cedar Knolls Road, Building E, 4th Floor—Attn: US Syndicate Operations, Whippany, NJ 07981.

GENERAL TERMS FOR EACH NOTES OFFERING

This free writing prospectus relates to separate Note offerings, each linked to a different linked share. The purchaser of a Note will acquire a security linked to a single linked share (not to a basket or index of linked shares) identified on the cover page. You may participate in any one of the Notes offerings or, at your election, in more than one. We reserve the right to withdraw, cancel or modify any offering and to reject orders in whole or in part. Although each Note offering relates only to the individual linked share identified on the cover page, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to any of those linked shares or as to the suitability of an investment in the Notes.

You should read this document together with the prospectus and the prospectus supplement. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the prospectus supplement, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Notes. The prospectus and the prospectus supplement may be accessed on the SEC website at www.sec.gov as follows:

Prospectus dated August  27, 2008:

http://www.sec.gov/Archives/edgar/data/312070/000119312508185504/d424b3.htm

Prospectus Supplement dated August 27, 2008:

http://www.sec.gov/Archives/edgar/data/312070/000119312508185517/d424b3.htm

PROGRAM CREDIT RATING

The Notes are issued under the Medium-Term Notes Program, Series A (the “Program”). The Notes are expected to carry the rating of the Program, which is rated AA- by Standard & Poor’s, a division of the McGraw-Hill Companies, Inc. (“S&P”), and will be rated Aa1 by Moody’s Investor Services, Inc. (“Moody’s”). An AA- rating from S&P generally indicates that the issuer’s capacity to meet its financial commitment on the obligations arising from the Program is very strong. An Aa1 rating by Moody’s indicates that the Program is currently judged by Moody’s to be an obligation of high quality and is subject to very low credit risk. The credit rating is a statement of opinion and not a statement of fact and is subject to downward revisions, suspension or withdrawal at any time by the assigning rating agency. The rating (1) does not take into account market risk or the performance-related risks of the investment (including, without limitation, the risks associated with the potential negative performance of any reference asset to which the Notes are linked) and (2) is not a recommendation to buy, sell or hold securities.

RISK FACTORS

We urge you to read the section “Risk Factors” beginning on page S-3 of the prospectus supplement as the following highlights some, but not all, of the risk considerations relevant to investing in the Notes. In particular we urge you to read the risk factors discussed under the following headings:

•	“Risk Factors—Risks Relating to All Notes”;

•

“Risk Factors—Additional Risks Relating to Notes with Reference Assets That Are Equity Securities or Shares or Other Interests in Exchange-Traded Funds, That Contain Equity Securities or Shares or Other Interests in Exchange-Traded Funds or That Are Based in Part on Equity Securities or Shares or Other Interests in Exchange-Traded Funds”;

•	“Risk Factors—Additional Risks Relating to Notes Which Are Not Fully Principal Protected or Are Contingently Protected”; and

•	“Risk Factors—Additional Risks Relating to Notes with a Barrier Percentage or a Barrier Level”.

Suitability of Notes for Investment—You should reach a decision to invest in the Notes after carefully considering, with your advisors, the suitability of the Notes in light of your investment objectives and the specific information set out in this free writing prospectus, the applicable pricing supplement, the prospectus supplement and the prospectus. Neither the Issuer nor any dealer participating in the offering makes any recommendation as to the suitability of the Notes for investment.

No Principal Protection—The principal amount of your investment is not protected and you may receive less, and possibly significantly less, than the amount you invest.

Return Limited to Coupon—Your return is limited to the coupon payments. You will not participate in any appreciation in the value of the linked share.

No Secondary Market—Upon issuance, the Notes will not have an established trading market.

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Market Disruption Events and Adjustments—The calculation agent may adjust any variable described in this free writing prospectus, including but not limited to the final valuation date, the initial price, the final price, the protection level, the protection price, the physical delivery amount and any combination thereof as described in the following sections of the accompanying prospectus supplement.

•

For a description of what constitutes a market disruption event and the consequences thereof, see “Reference Assets—Equity Securities—Market Disruption Events Relating to Notes with an Equity Security as the Reference Asset” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Market Disruption Events for Notes with the Reference Asset Comprised of Shares or Other Interests in an Exchange-Traded Fund or Exchange-Traded Funds” with respect to linked shares that are exchange-traded funds; and

•

For a description of further adjustments that may affect the linked share, see “Reference Assets—Equity Securities—Share Adjustments Relating to Notes with an Equity Security as the Reference Asset” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Adjustments Relating to Notes with the Reference Asset Comprised of an Exchange-Traded Fund or Exchange-Traded Funds” with respect to linked shares that are exchange-traded funds.

Taxes—We intend to treat each Note as a put option written by you in respect of the reference asset and a deposit with us of cash in an amount equal to the principal amount of the Note to secure your potential obligation under the put option. Pursuant to the terms of the Notes, you agree to treat the Notes in accordance with this characterization for all U.S. federal income tax purposes. However, because there are no regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes, other characterizations and treatments are possible. See “Certain U.S. Federal Income Tax Considerations” below.

SUMMARY

Principal Payment at Maturity

A $1,000 investment in the Notes will pay $1,000 at maturity unless: (a) the final price of the linked shares is lower than the initial price of the linked shares; and (b) between the initial valuation date and the final valuation date, inclusive, the closing price of the linked shares on any day is below the protection price.

If the conditions described in (a) and (b) are both true, at maturity you will receive, at our election, instead of the full principal amount of your Notes, either (i) the physical delivery amount (fractional shares to be paid in cash in an amount equal to the fractional shares multiplied by the final price), or (ii) a cash amount equal to the principal amount you invested reduced by the percentage decrease in the price of the linked share.

If you receive shares of the linked shares in lieu of the principal amount of your Notes at maturity, the value of your investment will approximately equal the market value of the shares of the linked shares you receive, which could be substantially less than the value of your original investment. You may lose some or all of your principal if you invest in the Notes.

Interest

The Notes will bear interest, if any, from the issue date specified on the front cover at the coupon rate specified on the front cover of this free writing prospectus. The interest paid, if any, will include interest accrued from the issue date or the prior interest payment date, as the case may be, to, but excluding, the relevant interest payment date or repayment date. No interest will accrue and be payable on your Notes after the maturity date specified on the front cover if such maturity date is extended or if the final valuation date is extended. A “business day” is any day that is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which the principal securities market for the linked share or banking institutions in New York City, generally, are authorized or obligated by law, regulation or executive order to close. See generally “Interest Mechanics” in the prospectus supplement.

Physical Delivery Amount

The physical delivery amount will be calculated by the calculation agent by dividing the principal amount of your Notes by the initial price of the linked shares. The physical delivery amount, the initial price of the linked shares and other amounts may change due to stock splits or other corporate actions. See “Reference Assets—Equity Securities—Share Adjustments Relating to Notes with an Equity Security as the Reference Asset” in the accompanying prospectus supplement.

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CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

You should carefully consider, among other things, the matters set forth in “Certain U.S. Federal Income Tax Considerations” in the prospectus supplement. The following discussion summarizes certain of the material U.S. federal income tax consequences of the purchase, beneficial ownership, and disposition of Notes.

There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes. Under one reasonable approach, each Note should be treated as a put option written by you (the “Put Option”) that permits us to (1) sell the reference asset to you at maturity for an amount equal to the Deposit (as defined below), plus any accrued and unpaid interest, acquisition discount and/or original issue discount on the Deposit, or (2) “cash settle” the Put Option (i.e., require you to pay to us at maturity the difference between the Deposit (plus any accrued and unpaid interest, acquisition discount, and/or original issue discount on the Deposit) and the value of the reference asset at such time), and a deposit with us of cash in an amount equal to the “issue price” or purchase price of your Note (the “Deposit”) to secure your potential obligation under the Put Option. We intend to treat the Notes consistent with this approach. However, other reasonable approaches are possible. Pursuant to the terms of the Notes, you agree to treat the Notes as cash deposits and put options with respect to the reference asset for all U.S. federal income tax purposes. Because the term of the Notes is less than one year, we intend to treat the Deposits as “short-term debt instruments” for U.S. federal income tax purposes. Please see the discussion under the heading “Certain U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes—Short-Term Obligations” in the accompanying prospectus supplement for certain U.S. federal income tax considerations applicable to short-term obligations. On the cover page we have determined the yield on the Deposit and the Put Premium, as described in the section of the accompanying prospectus supplement called “Certain U.S. Federal Income Tax Considerations—Certain Notes Treated as Deposits and Put Options”. If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative characterization for the Notes, the timing and character of income on the Notes might differ.

On December 7, 2007, the Internal Revenue Service released a notice that may affect the taxation of holders of certain notes (which may include the Notes). According to the notice, the Internal Revenue Service and the Treasury Department are actively considering whether a holder of such notes should be required to accrue ordinary income on a current basis, and they are seeking comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any.

It is possible, however, that under such guidance, holders of such notes will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Internal Revenue Code (which are discussed further in the prospectus supplement) might be applied to such instruments. It is unclear whether any regulations or other guidance would apply to the Notes (possibly on a retroactive basis). Prospective investors are urged to consult their tax advisors regarding the notice and the possible effect to them of the issuance of regulations or other guidance that affects the federal income tax treatment of the Notes.

We do not plan to request a ruling from the IRS regarding the tax treatment of the Notes, and the IRS or a court may not agree with the tax treatment described in this free writing prospectus.

LINKED SHARE ISSUER AND LINKED SHARE INFORMATION

We urge you to read the following sections in the accompanying prospectus supplement: “Reference Assets—Equity Securities—Reference Asset Issuer and Reference Asset Information” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Reference Asset Investment Company and Reference Asset Information” with respect to linked shares that are exchange-traded funds. Companies with securities registered under the Securities Exchange Act of 1934, as amended, which is commonly referred to as the “Exchange Act”, and the Investment Company Act of 1940, as amended, which is commonly referred to as the “’40 Act”, are required to periodically file certain financial and other information specified by the SEC.

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Information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Exchange Act or the ’40 Act by a company issuing a linked share can be located by reference to the relevant linked share SEC file number specified below.

The summary information below regarding the companies issuing the linked shares comes from the issuers’ respective SEC filings and has not been independently verified by us. We do not make any representations as to the accuracy or completeness of such information or of any filings made by the issuers of the linked shares with the SEC. You are urged to refer to the SEC filings made by the relevant issuer and to other publicly available information (such as the issuer’s annual report) to obtain an understanding of the issuer’s business and financial prospects. The summary information contained below is not designed to be, and should not be interpreted as, an effort to present information regarding the financial prospects of any issuer or any trends, events or other factors that may have a positive or negative influence on those prospects or as an endorsement of any particular issuer.

Description of Hypothetical Examples

Each linked share described below contains a Table of Hypothetical Values at Maturity, based on the assumptions outlined for each linked share, which demonstrates the return that you would have earned from (i) an investment in the Notes compared to (ii) a direct investment in the linked shares, based on certain percentage changes between the initial price and final price of the linked shares (prior to the deduction of any applicable brokerage fees or charges).

In each Table of Hypothetical Values at Maturity some amounts are rounded and actual returns may be different. The following is a general description of how the hypothetical values in each table were determined.

On the final valuation date, the final price of the linked shares is determined.

If the final price of the linked shares is at or above its initial price, you will receive a payment at maturity of $1,000, regardless of whether the protection price was ever reached or breached during the term of the Notes.

If the final price of the linked shares is below its initial price but the closing price of the linked shares never fell below the protection price during the term of the Notes, you will receive a payment at maturity of $1,000.

If the final price of the linked shares is below its initial price and the closing price of the linked shares fell below the protection price during the term of the Notes, you will receive, at our election, either (a) a number of shares equal to the physical delivery amount, plus a cash amount equal to the fractional shares multiplied by the final price or (b) the cash amount equal to the principal amount that you invested reduced by the percentage decrease in the price of the linked shares.

In any case, you would also have received the applicable interest payments during the term of the Notes. Since the reinvestment rate for each coupon payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon yield on the Notes exceeds the dividend yield on the linked shares, the total return on the Notes would be higher relative to the total return of an investment in the linked shares.

If you had invested directly in the linked shares for the same period, you would have received total cash payments representing the number of shares of the linked shares you could have purchased with your $1,000 investment on the initial valuation date (assuming you could invest in fractional shares) multiplied by the final price of the linked shares. In addition, investors will realize a payment in respect of dividends which will equal the dividend yield multiplied by the $1,000 investment. Investors should realize that for purposes of these calculations the dividend yield is calculated as of the initial valuation date and is held constant regardless of the final price of the linked shares.

Since the reinvestment rate for any dividend payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon rate on the Notes was less than the dividend yield on the linked shares, the total return on the Notes would be lower relative to the total return of an investment in the linked shares.

In each instance, the percentage gain or loss from an investment in the Notes and a direct investment in the linked shares is set forth below in the Table of Hypothetical Values at Maturity.

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The Boeing Company

According to publicly available information, The Boeing Company (the “Company”) together with its subsidiaries is one of the world’s major aerospace firms. The Company is organized based on the products and services it offers. The Company operates in five principal segments: Commercial Airplanes; the three segments that comprise its Integrated Defence Systems (IDS) business: Precision Engagement and Mobility Systems (PE&MS), Network and Space Systems (N&SS) and Support Systems; and Boeing Capital Corporation (BCC). The Company’s other segment classifications principally includes the activities of Engineering, Operations and Technology, an advanced research and development organization focused on innovative technologies, improved processes and the creation of new products.

The Company’s workforce level at December 31, 2007 was approximately 159,300, including approximately 3,846 in Australia and 1,720 in Canada.

The linked share’s SEC file number is: 1-442. Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2003	$34.59	$24.73	$25.06
June 30, 2003	$36.50	$25.20	$34.32
September 30, 2003	$38.90	$31.00	$34.33
December 31, 2003	$43.35	$34.40	$42.14
March 31, 2004	$45.10	$38.04	$41.07
June 30, 2004	$51.49	$40.31	$51.09
September 30, 2004	$55.22	$46.60	$51.62
December 31, 2004	$55.48	$48.20	$51.77
March 31, 2005	$58.94	$49.52	$58.46
June 30, 2005	$66.71	$56.22	$66.00
September 30, 2005	$68.38	$62.02	$67.95
December 30, 2005	$72.40	$63.70	$70.24
March 31, 2006	$79.45	$66.49	$77.93
June 30, 2006	$89.58	$76.40	$81.91
September 29, 2006	$84.06	$72.17	$78.85
December 29, 2006	$92.03	$77.79	$88.84
March 30, 2007	$92.24	$84.60	$88.91
June 29, 2007	$100.96	$88.08	$96.16
September 28, 2007	$107.80	$90.08	$104.99
December 31, 2007	$107.15	$85.55	$87.46
March 31, 2008	$87.76	$71.59	$74.37
June 30, 2008	$88.28	$65.56	$65.72
September 30, 2008	$69.50	$54.20	$57.35
December 31, 2008	$58.00	$36.25	$42.67
January 15, 2009	$47.00	$39.51	$40.96

*	High, low and closing prices are for the period starting January 1, 2009 and ending January 15, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: BA

Initial price: $40.96

Protection level: 70.00%

Protection price: $28.67

Physical delivery amount: 24($1,000/Initial price)

Fractional shares: 0.414063

Coupon: 11.00% per annum

Maturity: July 30, 2009

Dividend yield: 3.91% per annum

Coupon amount monthly: $9.17

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Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.50%		101.96%
+ 90%	5.50%		91.96%
+ 80%	5.50%		81.96%
+ 70%	5.50%		71.96%
+ 60%	5.50%		61.96%
+ 50%	5.50%		51.96%
+ 40%	5.50%		41.96%
+ 30%	5.50%		31.96%
+ 20%	5.50%		21.96%
+ 10%	5.50%		11.96%
+ 5%	5.50%		6.96%

0%	5.50%		1.96%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.50%	0.50%	-3.04%
- 10%	5.50%	-4.50%	-8.04%
- 20%	5.50%	-14.50%	-18.04%
- 30%	5.50%	-24.50%	-28.04%
- 40%	N/A	-34.50%	-38.04%
- 50%	N/A	-44.50%	-48.04%
- 60%	N/A	-54.50%	-58.04%
- 70%	N/A	-64.50%	-68.04%
- 80%	N/A	-74.50%	-78.04%
- 90%	N/A	-84.50%	-88.04%
- 100%	N/A	-94.50%	-98.04%

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Bed Bath & Beyond, Inc.

According to publicly available information, Bed Bath & Beyond Inc. (the “Company”), together with its subsidiaries, operates a chain of retail stores. It sells a range of domestic merchandise, such as bed linens and related items, bath items, and kitchen textiles; and home furnishings, including kitchen and tabletop items, fine tabletop, basic housewares, and general home furnishings. The Company also offers food, giftware, health, and beauty care items, as well as infant and toddler merchandise comprising furniture, car seats, strollers, feeding, bedding, bath, health and safety essentials, toys, learning and development products, clothing, and a selection of seasonal and holiday products. It operates stores under names, including the Bed Bath & Beyond (BBB), Christmas Tree Shops (CTS), Harmon and Harmon Face Values (Harmon), and buybuy BABY. As of May 31, 2008, the Company operated 890 BBB stores, 41 CTS stores, 40 Harmon stores, and 10 buybuy BABY stores in the United States, the District of Columbia, Puerto Rico, and Canada. The Company was founded in 1971 and is based in Union, New Jersey.

The linked share’s SEC file number is: 0-20214

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2003	$37.20	$30.18	$34.54
June 30, 2003	$45.00	$33.88	$38.81
September 30, 2003	$43.72	$36.39	$38.18
December 31, 2003	$43.80	$37.25	$43.35
March 31, 2004	$44.00	$37.56	$41.76
June 30, 2004	$41.51	$34.29	$38.45
September 30, 2004	$40.00	$33.88	$37.11
December 31, 2004	$44.43	$37.09	$39.83
March 31, 2005	$41.98	$35.50	$36.54
June 30, 2005	$44.92	$36.22	$41.78
September 30, 2005	$46.99	$37.30	$40.18
December 30, 2005	$44.10	$35.91	$36.15
March 31, 2006	$39.30	$34.86	$38.40
June 30, 2006	$41.20	$32.79	$33.17
September 29, 2006	$39.56	$30.93	$38.26
December 29, 2006	$41.71	$37.82	$38.10
March 30, 2007	$43.32	$37.79	$40.17
June 29, 2007	$41.90	$35.66	$35.99
September 28, 2007	$37.20	$32.08	$34.12
December 31, 2007	$36.30	$28.50	$29.39
March 31, 2008	$32.84	$24.49	$29.50
June 30, 2008	$34.73	$27.58	$28.10
September 30, 2008	$34.00	$26.28	$31.41
December 31, 2008	$31.50	$16.24	$25.42
January 15, 2009	$26.74	$24.52	$25.85

*	High, low and closing prices are for the period starting January 1, 2009 and ending January 15, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: BBBY

Initial price: $25.85

Protection level: 65.00%

Protection price: $16.80

Physical delivery amount: 38($1,000/Initial price)

Fractional shares: 0.684720

Coupon: 11.00% per annum

Maturity: July 30, 2009

Dividend yield: 0.00% per annum

Coupon amount monthly: $9.17

FWP-8

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.50%		100.00%
+ 90%	5.50%		90.00%
+ 80%	5.50%		80.00%
+ 70%	5.50%		70.00%
+ 60%	5.50%		60.00%
+ 50%	5.50%		50.00%
+ 40%	5.50%		40.00%
+ 30%	5.50%		30.00%
+ 20%	5.50%		20.00%
+ 10%	5.50%		10.00%
+ 5%	5.50%		5.00%

0%	5.50%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.50%	0.50%	-5.00%
- 10%	5.50%	-4.50%	-10.00%
- 20%	5.50%	-14.50%	-20.00%
- 30%	5.50%	-24.50%	-30.00%
- 40%	N/A	-34.50%	-40.00%
- 50%	N/A	-44.50%	-50.00%
- 60%	N/A	-54.50%	-60.00%
- 70%	N/A	-64.50%	-70.00%
- 80%	N/A	-74.50%	-80.00%
- 90%	N/A	-84.50%	-90.00%
- 100%	N/A	-94.50%	-100.00%

FWP-9

Cisco Systems, Inc.

According to publicly available information, Cisco Systems, Inc. (the “Company”) designs, manufactures and sells Internet Protocol (IP)-based networking and other products related to the communications and information technology industry and provides services associated with these products and their use. Its products are installed at corporations, public institutions, telecommunications companies, and businesses of all sizes and are also found in personal residences. The Company provides a broad line of products for transporting data, voice, and video within buildings, across campuses, and around the world. The Company conducts its business globally and are managed geographically in five segments: the United States and Canada; European Markets; Emerging Markets; Asia Pacific; and Japan.

The Company was incorporated in California in December 1984, and its headquarters are in San Jose, California.

The linked share’s SEC file number is 000-18225.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2003	$15.63	$12.33	$12.98
June 30, 2003	$19.10	$12.80	$16.69
September 30, 2003	$21.56	$16.57	$19.54
December 31, 2003	$24.60	$19.13	$24.29
March 31, 2004	$29.39	$21.94	$23.52
June 30, 2004	$24.83	$20.68	$23.70
September 30, 2004	$23.68	$17.50	$18.10
December 31, 2004	$20.35	$17.80	$19.30
March 31, 2005	$19.61	$17.13	$17.89
June 30, 2005	$20.25	$17.01	$19.11
September 30, 2005	$20.23	$17.30	$17.93
December 30, 2005	$18.12	$16.83	$17.12
March 31, 2006	$22.00	$17.18	$21.67
June 30, 2006	$22.00	$19.08	$19.53
September 29, 2006	$23.50	$17.10	$23.00
December 29, 2006	$27.96	$22.80	$27.33
March 30, 2007	$28.99	$24.94	$25.53
June 29, 2007	$28.48	$25.31	$27.85
September 28, 2007	$33.37	$27.79	$33.11
December 31, 2007	$34.24	$26.82	$27.07
March 31, 2008	$27.30	$21.79	$24.09
June 30, 2008	$27.72	$22.91	$23.26
September 30, 2008	$25.25	$20.58	$22.56
December 31, 2008	$22.44	$14.21	$16.30
January 15, 2009	$17.98	$15.19	$15.81

*	High, low and closing prices are for the period starting January 1, 2009 and ending January 15, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: CSCO

Initial price: $15.81

Protection level: 65.00%

Protection price: $10.28

Physical delivery amount: 63($1,000/Initial price)

Fractional shares: 0.251107

Coupon: 11.00% per annum

Maturity: July 30, 2009

Dividend yield: 0.00% per annum

Coupon amount monthly: $9.17

FWP-10

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.50%		100.00%
+ 90%	5.50%		90.00%
+ 80%	5.50%		80.00%
+ 70%	5.50%		70.00%
+ 60%	5.50%		60.00%
+ 50%	5.50%		50.00%
+ 40%	5.50%		40.00%
+ 30%	5.50%		30.00%
+ 20%	5.50%		20.00%
+ 10%	5.50%		10.00%
+ 5%	5.50%		5.00%

0%	5.50%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.50%	0.50%	-5.00%
- 10%	5.50%	-4.50%	-10.00%
- 20%	5.50%	-14.50%	-20.00%
- 30%	5.50%	-24.50%	-30.00%
- 40%	N/A	-34.50%	-40.00%
- 50%	N/A	-44.50%	-50.00%
- 60%	N/A	-54.50%	-60.00%
- 70%	N/A	-64.50%	-70.00%
- 80%	N/A	-74.50%	-80.00%
- 90%	N/A	-84.50%	-90.00%
- 100%	N/A	-94.50%	-100.00%

FWP-11

Deere & Company

According to publicly available information, Deere & Company (the “Company”) has operations which are categorized into four major business segments. The agricultural equipment segment manufactures and distributes a full line of farm equipment and related service parts—including tractors; combine, cotton and sugarcane harvesters; tillage, seeding, nutrient management and soil preparation machinery; sprayers; hay and forage equipment; integrated agricultural management systems technology; and precision agricultural irrigation equipment and supplies. The commercial and consumer equipment segment manufactures and distributes equipment, products and service parts for commercial and residential uses—including tractors for lawn, garden, commercial and utility purposes; mowing equipment, including walk-behind mowers; golf course equipment; utility vehicles; landscape and nursery products; irrigation equipment; and other outdoor power products. The construction and forestry segment manufactures, distributes to dealers and sells at retail a broad range of machines and service parts used in construction, earthmoving, material handling and timber harvesting—including backhoe loaders; crawler dozers and loaders; four-wheel-drive loaders; excavators; motor graders; articulated dump trucks; landscape loaders; skid-steer loaders; and log skidders, feller bunchers, log loaders, log forwarders, log harvesters and related attachments. The products and services produced by the segments above are marketed primarily through independent retail dealer networks and major retail outlets. The credit segment primarily finances sales and leases by John Deere dealers of new and used agricultural, commercial and consumer, and construction and forestry equipment. In addition, it provides wholesale financing to dealers of the foregoing equipment, provides operating loans, finances retail revolving charge accounts, offers certain crop risk mitigation products and invests in wind energy generation.

The linked share’s SEC file number is 1-1421.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2003	$23.80	$18.78	$19.63
June 30, 2003	$24.35	$19.41	$22.85
September 30, 2003	$29.28	$22.12	$26.66
December 31, 2003	$33.71	$27.06	$32.53
March 31, 2004	$34.98	$30.00	$34.66
June 30, 2004	$37.47	$31.00	$35.07
September 30, 2004	$35.00	$28.61	$32.28
December 31, 2004	$37.37	$28.38	$37.20
March 31, 2005	$37.13	$32.60	$33.57
June 30, 2005	$34.70	$29.35	$32.75
September 30, 2005	$36.99	$29.93	$30.60
December 30, 2005	$35.50	$28.50	$34.06
March 31, 2006	$40.00	$33.81	$39.53
June 30, 2006	$45.99	$38.21	$41.75
September 29, 2006	$42.49	$33.48	$41.96
December 29, 2006	$50.59	$41.51	$47.54
March 30, 2007	$58.24	$45.12	$54.32
June 29, 2007	$62.82	$51.59	$60.37
September 28, 2007	$74.95	$56.96	$74.21
December 31, 2007	$93.72	$70.18	$93.12
March 31, 2008	$94.71	$71.65	$80.44
June 30, 2008	$94.88	$70.18	$72.13
September 30, 2008	$73.84	$46.18	$49.50
December 31, 2008	$49.00	$28.55	$38.32
January 15, 2009	$46.73	$37.66	$39.64

*	High, low and closing prices are for the period starting January 1, 2009 and ending January 15, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: DE

Initial price: $39.64

Protection level: 60.00%

Protection price: $23.78

Physical delivery amount: 25($1,000/Initial price)

Fractional shares: 0.227043

Coupon: 15.30% per annum

Maturity: July 30, 2009

Dividend yield: 2.75% per annum

Coupon amount monthly: $12.75

FWP-12

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	7.65%		101.38%
+ 90%	7.65%		91.38%
+ 80%	7.65%		81.38%
+ 70%	7.65%		71.38%
+ 60%	7.65%		61.38%
+ 50%	7.65%		51.38%
+ 40%	7.65%		41.38%
+ 30%	7.65%		31.38%
+ 20%	7.65%		21.38%
+ 10%	7.65%		11.38%
+ 5%	7.65%		6.38%

0%	7.65%		1.38%

	Protection Price Ever Breached?
	NO	YES
- 5%	7.65%	2.65%	-3.62%
- 10%	7.65%	-2.35%	-8.62%
- 20%	7.65%	-12.35%	-18.62%
- 30%	7.65%	-22.35%	-28.62%
- 40%	7.65%	-32.35%	-38.62%
- 50%	N/A	-42.35%	-48.62%
- 60%	N/A	-52.35%	-58.62%
- 70%	N/A	-62.35%	-68.62%
- 80%	N/A	-72.35%	-78.62%
- 90%	N/A	-82.35%	-88.62%
- 100%	N/A	-92.35%	-98.62%

FWP-13

Dell Inc.

According to publicly available information, Dell Inc. (the “Company”) is a leading technology company that offers a broad range of product categories, including desktop computer systems, storage, servers and networking products, mobility products, software and peripherals, and enhanced services. The Company designs, develops, manufactures, markets, sells, and supports a wide range of products that in many cases are customized to individual customer requirements. In addition, the Company offers a wide range of enhanced services.

The Company sells its products and services directly to customers through sales representatives, telephone-based sales, and online at www.dell.com. The Company’s customers include large corporate, government, healthcare, and education accounts, as well as small-to-medium businesses and individual customers.

The Company is a Delaware corporation and was founded in 1984. The Company’s corporate headquarters are located in Round Rock, Texas and it conducts operations worldwide through subsidiaries.

The linked share’s SEC file number is 0-17017.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2003	$29.25	$22.59	$27.31
June 30, 2003	$33.00	$27.15	$31.96
September 30, 2003	$35.04	$30.70	$33.39
December 31, 2003	$37.18	$32.30	$33.96
March 31, 2004	$36.16	$31.14	$33.62
June 30, 2004	$36.75	$33.54	$35.82
September 30, 2004	$36.49	$32.71	$35.60
December 31, 2004	$42.57	$33.91	$42.14
March 31, 2005	$42.30	$37.85	$38.42
June 30, 2005	$41.22	$34.40	$39.51
September 30, 2005	$41.99	$33.24	$34.20
December 30, 2005	$34.26	$28.62	$29.99
March 31, 2006	$32.24	$28.61	$29.76
June 30, 2006	$30.25	$23.53	$24.41
September 29, 2006	$24.68	$18.95	$22.84
December 29, 2006	$27.89	$22.48	$25.09
March 30, 2007	$27.47	$21.61	$23.21
June 29, 2007	$28.86	$22.86	$28.55
September 28, 2007	$29.61	$24.96	$27.60
December 31, 2007	$30.75	$23.16	$24.51
March 31, 2008	$24.65	$18.87	$19.92
June 30, 2008	$24.59	$18.13	$21.88
September 30, 2008	$25.95	$15.41	$16.48
December 31, 2008	$16.60	$8.73	$10.24
January 15, 2009	$11.42	$10.21	$10.54

*	High, low and closing prices are for the period starting January 1, 2009 and ending January 15, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: DELL

Initial price: $10.54

Protection level: 60.00%

Protection price: $6.32

Physical delivery amount: 94($1,000/Initial price)

Fractional shares: 0.876660

Coupon: 11.75% per annum

Maturity: July 30, 2009

Dividend yield: 0.00% per annum

Coupon amount monthly: $9.79

FWP-14

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.875%		100.00%
+ 90%	5.875%		90.00%
+ 80%	5.875%		80.00%
+ 70%	5.875%		70.00%
+ 60%	5.875%		60.00%
+ 50%	5.875%		50.00%
+ 40%	5.875%		40.00%
+ 30%	5.875%		30.00%
+ 20%	5.875%		20.00%
+ 10%	5.875%		10.00%
+ 5%	5.875%		5.00%

0%	5.875%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.875%	0.875%	-5.00%
- 10%	5.875%	-4.125%	-10.00%
- 20%	5.875%	-14.125%	-20.00%
- 30%	5.875%	-24.125%	-30.00%
- 40%	5.875%	-34.125%	-40.00%
- 50%	N/A	-44.125%	-50.00%
- 60%	N/A	-54.125%	-60.00%
- 70%	N/A	-64.125%	-70.00%
- 80%	N/A	-74.125%	-80.00%
- 90%	N/A	-84.125%	-90.00%
- 100%	N/A	-94.125%	-100.00%

FWP-15

Devon Energy Corporation

According to publicly available information, Devon Energy Corporation, including its subsidiaries, (“the “Company”) is an independent energy company engaged primarily in oil and gas exploration, development and production, the transportation of oil, gas, and NGLs and the processing of natural gas. The Company owns oil and gas properties principally in the United States and Canada and, to a lesser degree, various regions located outside North America, including Azerbaijan, Brazil and China. In October 2007, the Company completed the sale of its operations in Egypt and received proceeds of $341 million. In November 2007, the Company announced an agreement to sell its operations in Gabon for $205.5 million. The Company is finalizing purchase and sales agreements and obtaining the necessary partner and government approvals for the remaining properties in the West African divestiture package. The Company is optimistic it can complete these sales during the first half of 2008.

In addition to its oil and gas operations, the Company has marketing and midstream operations primarily in North America. These include marketing natural gas, crude oil and NGLs, and constructing and operating pipelines, storage and treating facilities and gas processing plants.

The linked share’s SEC file number is 001-32318.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2003	N/A	N/A	N/A
June 30, 2003	N/A	N/A	N/A
September 30, 2003	N/A	N/A	N/A
December 31, 2003	N/A	N/A	N/A
March 31, 2004	N/A	N/A	N/A
June 30, 2004	N/A	N/A	N/A
September 30, 2004	N/A	N/A	N/A
December 31, 2004	$41.63	$35.53	$38.92
March 31, 2005	$49.40	$36.48	$47.75
June 30, 2005	$52.31	$40.60	$50.68
September 30, 2005	$70.35	$51.20	$68.64
December 30, 2005	$69.76	$54.05	$62.54
March 31, 2006	$69.97	$55.31	$61.17
June 30, 2006	$65.25	$48.94	$60.41
September 29, 2006	$74.65	$57.19	$63.15
December 29, 2006	$74.48	$58.55	$67.08
March 30, 2007	$71.24	$62.80	$69.22
June 29, 2007	$83.92	$69.30	$78.29
September 28, 2007	$85.19	$69.02	$83.20
December 31, 2007	$94.75	$80.06	$88.91
March 31, 2008	$108.12	$74.57	$104.33
June 30, 2008	$127.16	$101.31	$120.16
September 30, 2008	$127.10	$82.13	$91.20
December 31, 2008	$90.85	$54.43	$65.71
January 15, 2009	$73.01	$57.00	$59.93

*	High, low and closing prices are for the period starting January 1, 2009 and ending January 15, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: DVN

Initial price: $59.93

Protection level: 60.00%

Protection price: $35.96

Physical delivery amount: 16($1,000/Initial price)

Fractional shares: 0.686134

Coupon: 14.75% per annum

Maturity: July 30, 2009

Dividend yield: 1.07% per annum

Coupon amount monthly: $12.29

FWP-16

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	7.375%		100.54%
+ 90%	7.375%		90.54%
+ 80%	7.375%		80.54%
+ 70%	7.375%		70.54%
+ 60%	7.375%		60.54%
+ 50%	7.375%		50.54%
+ 40%	7.375%		40.54%
+ 30%	7.375%		30.54%
+ 20%	7.375%		20.54%
+ 10%	7.375%		10.54%
+ 5%	7.375%		5.54%

0%	7.375%		0.54%

	Protection Price Ever Breached?
	NO	YES
- 5%	7.375%	2.375%	-4.46%
- 10%	7.375%	-2.625%	-9.46%
- 20%	7.375%	-12.625%	-19.46%
- 30%	7.375%	-22.625%	-29.46%
- 40%	7.375%	-32.625%	-39.46%
- 50%	N/A	-42.625%	-49.46%
- 60%	N/A	-52.625%	-59.46%
- 70%	N/A	-62.625%	-69.46%
- 80%	N/A	-72.625%	-79.46%
- 90%	N/A	-82.625%	-89.46%
- 100%	N/A	-92.625%	-99.46%

FWP-17

Halliburton Company

According to publicly available information, Halliburton Company (the “Company”) offers a broad suite of services and products to customers through its two business segments for the exploration, development, and production of oil and gas. The Company serves major, national, and independent oil and gas companies throughout the world. The Company’s Completion and Production segment delivers cementing, stimulation, intervention, and completion services. This segment consists of production enhancement services, completion tools and services, and cementing services.. The Company’s Drilling and Evaluation segment provides field and reservoir modeling, drilling, evaluation, and precise well-bore placement solutions that enable customers to model, measure, and optimize their well construction activities. This segment consists of Baroid Fluid Services, Sperry Drilling Services, Security DBS Drill Bits, wireline and perforating services, Landmark, and project management. The Company’s predecessor was established in 1919 and incorporated under the laws of the State of Delaware in 1924.

The linked share’s SEC file number is 001-03492.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2003	$11.05	$8.60	$10.37
June 30, 2003	$12.66	$9.99	$11.50
September 30, 2003	$12.73	$10.25	$12.13
December 31, 2003	$13.60	$11.40	$13.00
March 31, 2004	$16.32	$12.90	$15.20
June 30, 2004	$16.18	$13.70	$15.13
September 30, 2004	$16.99	$13.23	$16.85
December 31, 2004	$20.85	$16.55	$19.62
March 31, 2005	$22.65	$18.59	$21.63
June 30, 2005	$24.70	$19.83	$23.91
September 30, 2005	$34.88	$22.89	$34.26
December 30, 2005	$34.68	$27.37	$30.98
March 31, 2006	$41.19	$31.35	$36.51
June 30, 2006	$41.98	$33.94	$37.11
September 29, 2006	$37.93	$27.36	$28.45
December 29, 2006	$34.30	$26.33	$31.05
March 30, 2007	$32.72	$28.12	$31.74
June 29, 2007	$37.18	$30.99	$34.50
September 28, 2007	$39.17	$30.81	$38.40
December 31, 2007	$41.93	$34.43	$37.91
March 31, 2008	$39.98	$30.01	$39.33
June 30, 2008	$53.97	$38.56	$53.07
September 30, 2008	$55.38	$29.00	$32.39
December 31, 2008	$31.97	$12.80	$18.18
January 15, 2009	$21.47	$16.38	$17.42

*	High, low and closing prices are for the period starting January 1, 2009 and ending January 15, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: HAL

Initial price: $17.42

Protection level: 60.00%

Protection price: $10.45

Physical delivery amount: 57($1,000/Initial price)

Fractional shares: 0.405281

Coupon: 13.50% per annum

Maturity: July 30, 2009

Dividend yield: 2.07% per annum

Coupon amount monthly: $11.25

FWP-18

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.75%		101.04%
+ 90%	6.75%		91.04%
+ 80%	6.75%		81.04%
+ 70%	6.75%		71.04%
+ 60%	6.75%		61.04%
+ 50%	6.75%		51.04%
+ 40%	6.75%		41.04%
+ 30%	6.75%		31.04%
+ 20%	6.75%		21.04%
+ 10%	6.75%		11.04%
+ 5%	6.75%		6.04%

0%	6.75%		1.04%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.75%	1.75%	-3.96%
- 10%	6.75%	-3.25%	-8.96%
- 20%	6.75%	-13.25%	-18.96%
- 30%	6.75%	-23.25%	-28.96%
- 40%	6.75%	-33.25%	-38.96%
- 50%	N/A	-43.25%	-48.96%
- 60%	N/A	-53.25%	-58.96%
- 70%	N/A	-63.25%	-68.96%
- 80%	N/A	-73.25%	-78.96%
- 90%	N/A	-83.25%	-88.96%
- 100%	N/A	-93.25%	-98.96%

FWP-19

JPMorgan Chase & Co.

According to publicly available information, JPMorgan Chase & Co. (the “Company”) is a financial holding company incorporated under Delaware law in 1968. The Company is one of the largest banking institutions in the United States, with $1.6 trillion in assets, $123 billion in stockholders’ equity and operations worldwide.

The Company’s principal bank subsidiaries are JPMorgan Chase Bank, National Association, a national banking association with branches in 17 states, and Chase Bank USA, National Association, a national banking association that is the Company’s credit card-issuing bank. The Company’s principal non-bank subsidiary is J.P. Morgan Securities Inc., its U.S. investment banking firm. The bank and non-bank subsidiaries of the Company operate nationally as well as through overseas branches and subsidiaries, representative offices and subsidiary foreign banks.

The Company’s website is www.jpmorganchase.com.

The linked share’s SEC file number is: 1-5805

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2003	$28.29	$20.13	$23.71
June 30, 2003	$36.25	$23.75	$34.18
September 30, 2003	$37.90	$32.40	$34.33
December 31, 2003	$36.99	$34.48	$36.73
March 31, 2004	$43.84	$36.31	$41.95
June 30, 2004	$42.56	$34.62	$38.77
September 30, 2004	$40.25	$35.50	$39.73
December 31, 2004	$40.45	$36.35	$39.01
March 31, 2005	$39.65	$34.35	$34.60
June 30, 2005	$36.49	$33.36	$35.32
September 30, 2005	$35.95	$33.32	$33.93
December 30, 2005	$40.56	$32.98	$39.69
March 31, 2006	$42.42	$37.88	$41.64
June 30, 2006	$46.80	$39.34	$42.00
September 29, 2006	$47.49	$40.40	$46.96
December 29, 2006	$49.00	$45.51	$48.30
March 30, 2007	$51.95	$45.91	$48.38
June 29, 2007	$53.25	$47.70	$48.45
September 28, 2007	$50.48	$42.18	$45.82
December 31, 2007	$48.02	$40.15	$43.65
March 31, 2008	$49.28	$36.02	$42.95
June 30, 2008	$49.75	$33.96	$34.31
September 30, 2008	$48.35	$29.25	$46.70
December 31, 2008	$50.50	$19.69	$31.53
January 15, 2009	$31.64	$23.77	$24.34

*	High, low and closing prices are for the period starting January 1, 2009 and ending January 15, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: JPM

Initial price: $24.34

Protection level: 55.00%

Protection price: $13.39

Physical delivery amount: 41($1,000/Initial price)

Fractional shares: 0.084634

Coupon: 19.25% per annum

Maturity: July 30, 2009

Dividend yield: 6.24% per annum

Coupon amount monthly: $16.04

FWP-20

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.625%		103.12%
+ 90%	9.625%		93.12%
+ 80%	9.625%		83.12%
+ 70%	9.625%		73.12%
+ 60%	9.625%		63.12%
+ 50%	9.625%		53.12%
+ 40%	9.625%		43.12%
+ 30%	9.625%		33.12%
+ 20%	9.625%		23.12%
+ 10%	9.625%		13.12%
+ 5%	9.625%		8.12%

0%	9.625%		3.12%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.625%	4.625%	-1.88%
- 10%	9.625%	-0.375%	-6.88%
- 20%	9.625%	-10.375%	-16.88%
- 30%	9.625%	-20.375%	-26.88%
- 40%	9.625%	-30.375%	-36.88%
- 50%	N/A	-40.375%	-46.88%
- 60%	N/A	-50.375%	-56.88%
- 70%	N/A	-60.375%	-66.88%
- 80%	N/A	-70.375%	-76.88%
- 90%	N/A	-80.375%	-86.88%
- 100%	N/A	-90.375%	-96.88%

FWP-21

Life Technologies Corporation

According to publicly available information, Life Technologies Corporation (the “Company”), formerly Invitrogen Corporation, is a developer, manufacturer and marketer of research tools in reagent, kit and high-throughput applications forms to customers engaged in life sciences research, drug discovery, diagnostics and the commercial manufacture of biological products. The Company is also a supplier of sera, cell and tissue culture media and reagents used in life sciences research, as well as in processes to grow cells in the laboratory and produce pharmaceuticals and other proteins. The Company’s products include gel-based separations technologies, antibodies and transfection agents. It focuses its business into two segments: BioDiscovery and Cell Systems. On November 21, 2008, Invitrogen Corporation and Applied Biosystems Inc announced the completion of their merger transaction. Effective November 21, 2008, the two companies merged to form a new company under the name, Life Technologies Corporation.

The linked share’s SEC file number is: 0-25317.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2003	$16.48	$14.18	$15.32
June 30, 2003	$21.08	$14.02	$19.19
September 30, 2003	$31.53	$18.31	$29.00
December 31, 2003	$35.46	$27.67	$35.00
March 31, 2004	$41.00	$32.65	$35.85
June 30, 2004	$38.50	$31.35	$36.00
September 30, 2004	$35.89	$23.10	$27.50
December 31, 2004	$34.12	$26.46	$33.57
March 31, 2005	$37.41	$32.11	$34.60
June 30, 2005	$42.26	$33.50	$41.65
September 30, 2005	$44.25	$37.25	$37.62
December 30, 2005	$37.63	$30.07	$33.32
March 31, 2006	$38.32	$32.75	$35.07
June 30, 2006	$35.21	$30.91	$33.04
September 29, 2006	$33.34	$27.91	$31.71
December 29, 2006	$33.42	$27.35	$28.30
March 30, 2007	$33.81	$27.96	$31.83
June 29, 2007	$37.50	$31.71	$36.88
September 28, 2007	$41.88	$35.12	$40.87
December 31, 2007	$49.58	$40.62	$46.71
March 31, 2008	$49.00	$38.89	$42.74
June 30, 2008	$48.02	$36.73	$39.26
September 30, 2008	$44.63	$36.57	$37.80
December 31, 2008	$38.50	$19.56	$23.31
January 15, 2009	$26.98	$22.76	$26.54

*	High, low and closing prices are for the period starting January 1, 2009 and ending January 15, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: LIFE

Initial price: $26.54

Protection level: 65.00%

Protection price: $17.25

Physical delivery amount: 37($1,000/Initial price)

Fractional shares: 0.678975

Coupon: 11.50% per annum

Maturity: July 30, 2009

Dividend yield: 0.00% per annum

Coupon amount monthly: $9.58

FWP-22

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.75%		100.00%
+ 90%	5.75%		90.00%
+ 80%	5.75%		80.00%
+ 70%	5.75%		70.00%
+ 60%	5.75%		60.00%
+ 50%	5.75%		50.00%
+ 40%	5.75%		40.00%
+ 30%	5.75%		30.00%
+ 20%	5.75%		20.00%
+ 10%	5.75%		10.00%
+ 5%	5.75%		5.00%

0%	5.75%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.75%	0.75%	-5.00%
- 10%	5.75%	-4.25%	-10.00%
- 20%	5.75%	-14.25%	-20.00%
- 30%	5.75%	-24.25%	-30.00%
- 40%	N/A	-34.25%	-40.00%
- 50%	N/A	-44.25%	-50.00%
- 60%	N/A	-54.25%	-60.00%
- 70%	N/A	-64.25%	-70.00%
- 80%	N/A	-74.25%	-80.00%
- 90%	N/A	-84.25%	-90.00%
- 100%	N/A	-94.25%	-100.00%

FWP-23

Noble Energy, Inc.

According to publicly available information, Noble Energy, Inc. (the “Company”) is a Delaware corporation, formed in 1969, that has been publicly traded on the New York Stock Exchange since 1980. The Company is an independent energy company that has been engaged in the exploration, development, production and marketing of crude oil and natural gas since 1932. Exploration activities include geophysical and geological evaluation and exploratory drilling on properties for which the Company has exploration rights. The Company operates throughout major basins in the U.S. including Colorado’s Wattenberg field, the Mid-continent region of western Oklahoma and the Texas Panhandle, the San Juan Basin in New Mexico, the Gulf Coast and the Gulf of Mexico. In addition, we conduct business internationally in West Africa (Equatorial Guinea and Cameroon), the Mediterranean Sea, Ecuador, the North Sea, China, Argentina, and Suriname.

The linked share’s SEC file number is 001-07964.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2003	$19.20	$15.59	$15.71
June 30, 2003	$18.90	$15.23	$17.15
September 30, 2003	$18.31	$15.98	$17.00
December 31, 2003	$18.73	$16.38	$17.89
March 31, 2004	$21.45	$17.50	$19.21
June 30, 2004	$19.85	$16.77	$18.95
September 30, 2004	$23.24	$17.66	$22.48
December 31, 2004	$25.27	$21.39	$24.87
March 31, 2005	$29.55	$23.52	$28.11
June 30, 2005	$32.30	$24.41	$30.76
September 30, 2005	$36.36	$29.93	$34.23
December 30, 2005	$37.82	$28.57	$35.27
March 31, 2006	$42.48	$34.53	$40.55
June 30, 2006	$43.08	$31.24	$37.21
September 29, 2006	$38.63	$30.46	$32.09
December 29, 2006	$41.16	$29.26	$38.08
March 30, 2007	$40.78	$33.81	$39.34
June 29, 2007	$49.41	$39.20	$48.76
September 28, 2007	$54.29	$43.48	$49.05
December 31, 2007	$57.63	$46.21	$56.51
March 31, 2008	$58.09	$40.41	$49.67
June 30, 2008	$68.77	$48.50	$64.96
September 30, 2008	$67.12	$39.89	$43.90
December 31, 2008	$43.57	$19.25	$22.09
January 15, 2009	$26.25	$20.03	$21.44

*	High, low and closing prices are for the period starting January 1, 2009 and ending January 15, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: NE

Initial price: $21.44

Protection level: 60.00%

Protection price: $12.86

Physical delivery amount: 46($1,000/Initial price)

Fractional shares: 0.641791

Coupon: 18.25% per annum

Maturity: July 30, 2009

Dividend yield: 4.24% per annum

Coupon amount monthly: $15.21

FWP-24

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.125%		102.12%
+ 90%	9.125%		92.12%
+ 80%	9.125%		82.12%
+ 70%	9.125%		72.12%
+ 60%	9.125%		62.12%
+ 50%	9.125%		52.12%
+ 40%	9.125%		42.12%
+ 30%	9.125%		32.12%
+ 20%	9.125%		22.12%
+ 10%	9.125%		12.12%
+ 5%	9.125%		7.12%

0%	9.125%		2.12%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.125%	4.125%	-2.88%
- 10%	9.125%	-0.875%	-7.88%
- 20%	9.125%	-10.875%	-17.88%
- 30%	9.125%	-20.875%	-27.88%
- 40%	9.125%	-30.875%	-37.88%
- 50%	N/A	-40.875%	-47.88%
- 60%	N/A	-50.875%	-57.88%
- 70%	N/A	-60.875%	-67.88%
- 80%	N/A	-70.875%	-77.88%
- 90%	N/A	-80.875%	-87.88%
- 100%	N/A	-90.875%	-97.88%

FWP-25

Sunoco, Inc.

According to publicly available information, Sunoco, Inc. (the “Company”) through its subsidiaries is principally a petroleum refiner and marketer and chemicals manufacturer with interests in logistics and cokemaking. The Company’s petroleum refining and marketing operations include the manufacturing and marketing of a full range of petroleum products, including fuels, lubricants and some petrochemicals. The Company’s chemical operations comprise the manufacturing, distribution and marketing of commodity and intermediate petrochemicals. The petroleum refining and marketing, chemicals and logistics operations are conducted principally in the eastern half of the United States. The Company’s cokemaking operations currently are conducted in Virginia, Indiana and Ohio.

The Company’s operations are organized into five business segments (Refining and Supply, Retail Marketing, Chemicals, Logistics and Coke) plus a holding company and a professional services group. The Company is a holding company and is a non-operating parent company which includes certain corporate officers. The professional services group consists of a number of staff functions, including: finance; legal and risk management; materials management; human resources; information systems; health, environment and safety; engineering services; facilities management; transaction processing; and government and public affairs.

The linked share’s SEC file number is: 1-6841.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2003	$19.01	$14.84	$18.29
June 30, 2003	$19.50	$17.70	$18.87
September 30, 2003	$20.71	$17.97	$20.11
December 31, 2003	$26.30	$20.05	$25.58
March 31, 2004	$32.18	$25.26	$31.19
June 30, 2004	$32.85	$29.13	$31.81
September 30, 2004	$37.19	$29.38	$36.99
December 31, 2004	$42.26	$35.26	$40.86
March 31, 2005	$53.88	$38.10	$51.76
June 30, 2005	$58.59	$46.08	$56.84
September 30, 2005	$81.42	$57.07	$78.20
December 30, 2005	$85.28	$65.09	$78.38
March 31, 2006	$97.22	$71.05	$77.57
June 30, 2006	$88.07	$60.35	$69.29
September 29, 2006	$80.42	$57.62	$62.19
December 29, 2006	$69.42	$57.50	$62.36
March 30, 2007	$71.88	$56.68	$70.44
June 29, 2007	$86.40	$70.03	$79.68
September 28, 2007	$85.00	$60.69	$70.78
December 31, 2007	$78.80	$62.27	$72.44
March 31, 2008	$73.54	$47.93	$52.47
June 30, 2008	$56.88	$36.71	$40.69
September 30, 2008	$49.44	$31.68	$35.58
December 31, 2008	$44.19	$21.30	$43.46
January 15, 2009	$46.64	$37.68	$39.90

*	High, low and closing prices are for the period starting January 1, 2009 and ending January 15, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: SUN

Initial price: $39.90

Protection level: 60.00%

Protection price: $23.94

Physical delivery amount: 25($1,000/Initial price)

Fractional shares: 0.062657

Coupon: 17.75% per annum

Maturity: July 30, 2009

Dividend yield: 2.94% per annum

Coupon amount monthly: $14.79

FWP-26

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	8.875%		101.47%
+ 90%	8.875%		91.47%
+ 80%	8.875%		81.47%
+ 70%	8.875%		71.47%
+ 60%	8.875%		61.47%
+ 50%	8.875%		51.47%
+ 40%	8.875%		41.47%
+ 30%	8.875%		31.47%
+ 20%	8.875%		21.47%
+ 10%	8.875%		11.47%
+ 5%	8.875%		6.47%

0%	8.875%		1.47%

	Protection Price Ever Breached?
	NO	YES
- 5%	8.875%	3.875%	-3.53%
- 10%	8.875%	-1.125%	-8.53%
- 20%	8.875%	-11.125%	-18.53%
- 30%	8.875%	-21.125%	-28.53%
- 40%	8.875%	-31.125%	-38.53%
- 50%	N/A	-41.125%	-48.53%
- 60%	N/A	-51.125%	-58.53%
- 70%	N/A	-61.125%	-68.53%
- 80%	N/A	-71.125%	-78.53%
- 90%	N/A	-81.125%	-88.53%
- 100%	N/A	-91.125%	-98.53%

FWP-27

Exxon Mobil Corporation

According to publicly available information, Exxon Mobil Corporation (the “Company”) was incorporated in the State of New Jersey in 1882. Divisions and affiliated companies of the Company operate or market products in the United States and most other countries of the world. The Company’s principal business is energy, involving exploration for, and production of, crude oil and natural gas, manufacture of petroleum products and transportation and sale of crude oil, natural gas and petroleum products. The company is a major manufacturer and marketer of commodity petrochemicals, including olefins, aromatics, polyethylene and polypropylene plastics and a wide variety of specialty products. The Company also has interests in electric power generation facilities. Affiliates of the Company conduct extensive research programs in support of these businesses.

The linked share’s SEC file number is 001-02256.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2003	$36.60	$31.58	$34.95
June 30, 2003	$38.45	$34.20	$35.91
September 30, 2003	$38.50	$34.90	$36.60
December 31, 2003	$41.13	$35.05	$41.00
March 31, 2004	$43.40	$39.91	$41.59
June 30, 2004	$45.53	$41.46	$44.41
September 30, 2004	$49.62	$44.20	$48.33
December 31, 2004	$52.05	$48.20	$51.26
March 31, 2005	$64.35	$49.25	$59.60
June 30, 2005	$61.72	$52.80	$57.47
September 30, 2005	$65.96	$57.60	$63.54
December 30, 2005	$63.89	$54.51	$56.17
March 31, 2006	$63.95	$56.87	$60.86
June 30, 2006	$65.00	$56.65	$61.35
September 29, 2006	$71.22	$61.64	$67.10
December 29, 2006	$79.00	$64.84	$76.63
March 30, 2007	$76.35	$69.02	$75.45
June 29, 2007	$86.58	$75.28	$83.88
September 28, 2007	$93.66	$78.76	$92.56
December 31, 2007	$95.27	$83.37	$93.69
March 31, 2008	$94.74	$77.56	$84.58
June 30, 2008	$96.12	$84.26	$88.13
September 30, 2008	$89.61	$71.71	$77.66
December 31, 2008	$83.63	$56.51	$79.83
January 15, 2009	$82.72	$74.01	$76.66

*	High, low and closing prices are for the period starting January 1, 2009 and ending January 15, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: XOM

Initial price: $76.66

Protection level: 70.00%

Protection price: $53.66

Physical delivery amount: 13($1,000/Initial price)

Fractional shares: 0.044613

Coupon: 11.00% per annum

Maturity: July 30, 2009

Dividend yield: 2.02% per annum

Coupon amount monthly: $9.17

FWP-28

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.50%		101.01%
+ 90%	5.50%		91.01%
+ 80%	5.50%		81.01%
+ 70%	5.50%		71.01%
+ 60%	5.50%		61.01%
+ 50%	5.50%		51.01%
+ 40%	5.50%		41.01%
+ 30%	5.50%		31.01%
+ 20%	5.50%		21.01%
+ 10%	5.50%		11.01%
+ 5%	5.50%		6.01%

0%	5.50%		1.01%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.50%	0.50%	-3.99%
- 10%	5.50%	- 4.50%	-8.99%
- 20%	5.50%	-14.50%	-18.99%
- 30%	5.50%	-24.50%	-28.99%
- 40%	N/A	-34.50%	-38.99%
- 50%	N/A	-44.50%	-48.99%
- 60%	N/A	-54.50%	-58.99%
- 70%	N/A	-64.50%	-68.99%
- 80%	N/A	-74.50%	-78.99%
- 90%	N/A	-84.50%	-88.99%
- 100%	N/A	-94.50%	-98.99%

FWP-29

XTO Energy Inc.

According to publicly available information, XTO Energy Inc. (the “Company”), and its subsidiaries are engaged in the acquisition, development, exploitation and exploration of producing oil and gas properties, and in the production, processing, marketing and transportation of oil and natural gas. The Company was formerly known as Cross Timbers Oil Company and changed its name to XTO Energy Inc. in June 2001.

The Company’s estimated proved reserves at December 31, 2007 were 9.44 trillion cubic feet of natural gas, 67 million barrels of natural gas liquids and 241 million barrels of oil, based on December 31, 2007 prices of $6.39 per thousand cubic feet for gas, $60.24 per barrel for natural gas liquids and $91.19 per barrel for oil.

The linked share’s SEC file number is 1-10662.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2003	$9.17	$7.85	$8.77
June 30, 2003	$10.38	$8.40	$9.28
September 30, 2003	$9.89	$8.57	$9.69
December 31, 2003	$13.52	$9.66	$13.06
March 31, 2004	$15.00	$11.81	$14.56
June 30, 2004	$17.59	$14.09	$17.19
September 30, 2004	$19.09	$14.65	$18.74
December 31, 2004	$21.28	$17.25	$20.41
March 31, 2005	$26.97	$18.36	$25.26
June 30, 2005	$28.07	$20.00	$26.14
September 30, 2005	$35.62	$26.45	$34.86
December 30, 2005	$36.60	$29.34	$33.80
March 31, 2006	$38.47	$30.24	$33.51
June 30, 2006	$37.10	$29.21	$35.42
September 29, 2006	$39.38	$30.99	$33.70
December 29, 2006	$40.99	$30.93	$37.64
March 30, 2007	$44.62	$35.10	$43.85
June 29, 2007	$51.19	$43.29	$48.08
September 28, 2007	$51.42	$40.40	$49.47
December 31, 2007	$53.99	$47.62	$51.36
March 31, 2008	$64.00	$45.57	$61.86
June 30, 2008	$73.74	$59.52	$68.51
September 30, 2008	$71.36	$42.48	$46.52
December 31, 2008	$46.47	$23.83	$35.27
January 15, 2009	$41.90	$33.40	$35.23

*	High, low and closing prices are for the period starting January 1, 2009 and ending January 15, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: XTO

Initial price: $35.23

Protection level: 55.00%

Protection price: $19.38

Physical delivery amount: 28($1,000/Initial price)

Fractional shares: 0.384899

Coupon: 15.90% per annum

Maturity: July 30, 2009

Dividend yield: 1.36% per annum

Coupon amount monthly: $13.25

FWP-30

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	7.95%		100.68%
+ 90%	7.95%		90.68%
+ 80%	7.95%		80.68%
+ 70%	7.95%		70.68%
+ 60%	7.95%		60.68%
+ 50%	7.95%		50.68%
+ 40%	7.95%		40.68%
+ 30%	7.95%		30.68%
+ 20%	7.95%		20.68%
+ 10%	7.95%		10.68%
+ 5%	7.95%		5.68%

0%	7.95%		0.68%

	Protection Price Ever Breached?
	NO	YES
- 5%	7.95%	2.95%	-4.32%
- 10%	7.95%	-2.05%	-9.32%
- 20%	7.95%	-12.05%	-19.32%
- 30%	7.95%	-22.05%	-29.32%
- 40%	7.95%	-32.05%	-39.32%
- 50%	N/A	-42.05%	-49.32%
- 60%	N/A	-52.05%	-59.32%
- 70%	N/A	-62.05%	-69.32%
- 80%	N/A	-72.05%	-79.32%
- 90%	N/A	-82.05%	-89.32%
- 100%	N/A	-92.05%	-99.32%

FWP-31